EXHIBIT 17

CATHOLIC EQUITY FUND
(a series of The Catholic Funds, Inc.)

Revocable Proxy for Special Meeting of Shareholders. This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints Allan Lorge or Jeffrey Bauman, and each of them, proxy, with full power of substitution, to vote all shares of stock the undersigned is entitled to vote at the Special Meeting of Shareholders of the Catholic Equity Fund to be held at the offices of Quarles & Brady LLP, located at 411 East Wisconsin Avenue, 24th Floor, Milwaukee, Wisconsin 53202, at ______ AM Central Time, on March, __, 2007 or at any adjournment thereof, with respect to the matters set forth on this proxy and described in the Notice of Special Meeting and Proxy Statement/Prospectus, receipt of which is hereby acknowledged.

Shares listed below represent the total number of the Fund shares registered in the name printed below.

Dated: _________________________, 2007

__________________________________
(Please sign exactly as name appears at left.)

(If stock is owned by more than one person, all owners should sign. Persons signing as executors, administrators, trustees or in similar capacities should so indicate.)

Please fill in box(es) as shown using black or blue ink or number 2 pencil ☒
PLEASE DO NOT USE FINE POINT PENS.

Shares represented by this proxy will be voted as directed by the stockholder.
IF NO DIRECTION IS SUPPLIED, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.
The Board of Directors recommends that you vote for Proposal 1.

	FOR	AGAINST	ABSTAIN
1. To approve an Agreement and Plan of Reorganization (the "Agreement") involving the Catholic Equity Fund, under which (a) the Ave Maria Rising Dividend Fund, a series of Schwartz Investment Trust, would acquire substantially all of the assets and stated liabilities of the Catholic Equity Fund in exchange solely for shares of the Ave Maria Rising Dividend Fund, and (b) the Catholic Equity Fund would distribute such shares of the Ave Maria Rising Dividend Fund, pro rata, to the Catholic Equity Fund shareholders in liquidation of the Catholic Equity Fund.
	☐	☐	☐

2. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting.